Independent Auditors'’ Consent

The Board of Directors
Kansas City Life Insurance Company:

We consent to incorporation by reference in the registration statement (No. 2-97351) on Form S-8 of Kansas City Life Insurance Company of our report dated February 26, 2002, relating to the financial statements and supplemental schedule of the Kansas City Life Insurance Company Savings and Profit Sharing Plan, which report appears in the December 31, 2001 annual report on Form 11-K of Kansas City Life Insurance Company.

/s/KPMG LLP
Omaha, Nebraska
March 8, 2002